AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1997
                                                    REGISTRATION NO. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           -----------------------

                                  FORM S-8

                           REGISTRATION STATEMENT

                                    UNDER

                         THE SECURITIES ACT OF 1933


                          MONTEREY RESOURCES, INC.
           (Exact name of registrant as specified in its charter)

       DELAWARE                                                 76-0511993
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                         5201 TRUXTUN AVENUE, SUITE 100
                         BAKERSFIELD, CALIFORNIA 93309
         (Address, including zip code, of Principal Executive Offices)


                            MONTEREY RESOURCES, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full title of the plan)

                               TERRY L. ANDERSON
                         GENERAL COUNSEL AND SECRETARY
                            MONTEREY RESOURCES, INC.
                         5201 TRUXTUN AVENUE, SUITE 100
                         BAKERSFIELD, CALIFORNIA 93309
                                 (805) 322-3992
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -----------------------

                                  copy to:

                             G. MICHAEL O'LEARY
                           ANDREWS & KURTH L.L.P.
                          4200 TEXAS COMMERCE TOWER
                                 600 TRAVIS
                            HOUSTON, TEXAS 77002
                               (713) 220-4200

                           -----------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                                 PROPOSED
                                                                PROPOSED          MAXIMUM
                                                 AMOUNT         MAXIMUM          AGGREGATE       AMOUNT OF
                                                  TO BE      OFFERING PRICE      OFFERING       REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED       REGISTERED     PER SHARE (1)      PRICE (1)           FEE
------------------------------------------------------------------------------------------------------------
 Common Stock, Par Value $.01 Per Share(2)      150,000          $13 3/4         $2,062,500         $625
============================================================================================================

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Company's Common Stock for July 21, 1997 on the New York Stock Exchange as reported in The Wall Street Journal on July 22, 1997.

 (2) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant selected to participate in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Monterey Resources, Inc. (the "Company") incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

                 (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

                 (c) The Company's Current Reports on Form 8-K dated June 20, 1997 and July 16, 1997; and

                 (d) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 11, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

  The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its officers and directors against certain liabilities for actions taken in their capacities as officers and directors, including liabilities under the Securities Act of 1933.

  The Company's Certificate of Incorporation and Bylaws permit the directors and officers of the Company to be indemnified and permit the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such, to the fullest extent permitted by the Delaware General Corporation Law. The Company has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law. Such indemnification agreements include related provisions intended to facilitate the indemnities' receipt of such benefits, including certain provisions applicable to constituent corporations in the event of certain mergers or acquisitions.

  The Company's Certificate of Incorporation limits under certain circumstances the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or
(iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

   The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8. EXHIBITS.


Exhibit
Number                          Description
------                          -----------
4.1+              -- Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Registration Statement on
                     Form S-1 (Reg. No. 333-12201))

4.2+              -- Amended and Restated Bylaws (filed as Exhibit 3.2 to the
                     Company's Registration Statement on Form S-1 (Reg. No.
                     333-12201))

4.3+              -- Form of Certificate representing shares of Common Stock
                     (filed as Exhibit 4.1 to the Company's Registration
                     Statement on Form S-1 (Reg. No. 333-12201))

4.4+              -- Certificate of Designation of the Series A Junior
                     Participating Preferred Stock (filed as Exhibit 2 to the
                     Company's Registration Statement on Form 8-A (File No.
                     001-12311) filed with the Commission on July 17, 1997)

4.5+              -- Rights Agreement, dated as of July 16, 1997, between the
                     Company and First Chicago Trust Company of New York as
                     Rights Agent (filed as Exhibit 1 to the Company's
                     Registration Statement on Form 8-A (File No. 001-12311)
                     filed with the Commission on July 17, 1997)

5.1               -- Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

23.1              -- Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2              -- Consent of Price Waterhouse L.L.P.

23.3              -- Consent of Ryder Scott Company Petroleum Engineers


---------------
+ Incorporated herein by reference.


Exhibit
Number                          Description
------                          -----------
24.1              -- Power of Attorney (set forth on the signature page
                     contained in Part II of this Registration Statement)

99.1              -- Monterey Resources, Inc. Employee Stock Ownership Plan


ITEM 9. UNDERTAKINGS.

    (a)      The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, State of California, on the 16th day of July, 1997.

                                        MONTEREY RESOURCES, INC.
                                        (Registrant)



                                        By: /s/ R. GRAHAM WHALING
                                            ------------------------------------
                                            R. Graham Whaling
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Monterey Resources, Inc. (the "Company") hereby constitutes and appoints R. Graham Whaling and Terry L. Anderson (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                       TITLE                              DATE
               ---------                                       -----                              ----
/s/ R. GRAHAM WHALING                       Chairman, Chief Executive                          July 16, 1997
--------------------------------------      Officer and Director (Principal Executive
R. Graham Whaling                           Officer)



/s/ GERALD R. CARMAN                        Chief Financial Officer                            July 16, 1997
--------------------------------------      (Principal Financial and
Gerald R. Carman                            Accounting Officer)



                                            Director                                           July   , 1997
--------------------------------------
Craig A. Huff


/s/ MICHAEL A. MORPHY                       Director                                           July 16, 1997
--------------------------------------
Michael A. Morphy


/s/ JAMES L. PAYNE                          Director                                           July 16, 1997
--------------------------------------
James L. Payne


                                            Director                                           July   , 1997
--------------------------------------
Robert F. Vagt


/s/ ROBERT J. WASIELEWSKI                   Director                                           July 16, 1997
--------------------------------------
Robert J. Wasielewski



                                   SIGNATURES

       The Plan. Pursuant to the requirements of the Securities Act of 1933, the Compensation and Benefits Committee (which administers the subject plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, State of California, on July 16, 1997.


                                       Monterey Resources, Inc. Employee Stock
                                       Ownership Plan




                                       By: /s/ MICHAEL A. MORPHY
                                          --------------------------------------
                                          Michael A. Morphy
                                          Chairman, Compensation and Benefits
                                          Committee

                                 EXHIBIT INDEX



Exhibit
Number                          Description
------                          -----------
4.1+              -- Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Registration Statement on
                     Form S-1 (Reg. No. 333-12201))

4.2+              -- Amended and Restated Bylaws (filed as Exhibit 3.2 to the
                     Company's Registration Statement on Form S-1 (Reg. No.
                     333-12201))

4.3+              -- Form of Certificate representing shares of Common Stock
                     (filed as Exhibit 4.1 to the Company's Registration
                     Statement on Form S-1 (Reg. No. 333-12201))

4.4+              -- Certificate of Designation of the Series A Junior
                     Participating Preferred Stock (filed as Exhibit 2 to the
                     Company's Registration Statement on Form 8-A (File
                     No. 001-12311) filed with the Commission on July 17, 1997)

4.5+              -- Rights Agreement, dated as of July 16, 1997, between the
                     Company and First Chicago Trust Company of New York as
                     Rights Agent (filed as Exhibit 1 to the Company's
                     Registration Statement on Form 8-A (File No. 001-12311)
                     filed with the Commission on July 17, 1997)

5.1               -- Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

23.1              -- Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2              -- Consent of Price Waterhouse L.L.P.

23.3              -- Consent of Ryder Scott Company Petroleum Engineers

24.1              -- Power of Attorney (set forth on the signature page
                     contained in Part II of this Registration Statement)

99.1              -- Monterey Resources, Inc. Employee Stock Ownership Plan


---------------
+ Incorporated herein by reference.